                                             News Release

                                                                                           Cory T. Walker
February 16, 2009                                                              Chief Financial Officer
                                                                                           (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 7.8 PERCENT INCREASE IN COMMISSIONS AND FEES REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the fourth quarter of 2008.  Additionally, it announced that its total commissions and fees revenues for the fourth quarter of 2008 increased 7.8% over the fourth quarter of 2007.

Net income for the fourth quarter of 2008 was $33,373,000, or $0.24 per share, compared with $33,004,000, or $0.23 per share for the same quarter of 2007, an increase of 4.3% in net income per share.  Total revenues for the fourth quarter were $232,090,000, compared with 2007 fourth-quarter revenues of $217,226,000.

Total revenues for the year ended December 31, 2008 were $977,554,000, compared with the total revenues for the year ended December 31, 2007 of $959,667,000.  Excluding the non-recurring gain of $18,664,000 on the sale of shares of Rock-Tenn Company in 2007, total revenues in 2008 increased 3.9% over the adjusted total revenues in 2007 of $941,003,000.  Net income for the year ended December 31, 2008 was $166,124,000, or $1.17 per share, compared with $190,959,000, or $1.35 per share for 2007. Excluding the non-recurring gain of $18,664,000 on the sale of shares of Rock-Tenn Company in 2007, the adjusted net income for 2007 was $179,291,000 compared to net income in 2008 of $166,124,000.

J. Hyatt Brown, Chairman and Chief Executive Officer, noted, "We continue to traverse rough seas and deliver industry-leading margins, in addition to tolerable (at this time) top-line growth.  As we cross the current economic valley, we have increased our budget to bring in new quality people in order to continue our relentless pursuit of top-line and bottom-line growth."

Jim W. Henderson, Vice Chairman and Chief Operating Officer, added, "In the fourth quarter of 2008 we acquired 15 agencies, representing $24.1 million in estimated annualized revenues.  For the 2008 calendar year, we acquired 45 agencies with estimated annualized revenues of $115.4 million -- our best year ever in terms of number of transactions.  Looking into 2009, the acquisition landscape appears to be robust.  In this period of economic stress, it is very important to be selective about your acquisition partners in order to ensure the sustainability of an acquisition's revenues and earnings."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months		Twelve Months
	Ended		Ended
	December 31		December 31
	2008	2007	2008	2007
REVENUES
Commissions and fees	$229,854	$213,194	$965,983	$914,650
Investment income	943	2,639	6,079	30,494
Other income, net	__1,293	__1,393	5,492	14,523
Total revenues	232,090	217,226	977,554	959,667

EXPENSES
Employee compensation and benefits	121,910	110,164	485,783	444,101
Non-cash stock-based compensation	1,751	1,340	7,314	5,667
Other operating expenses	35,359	34,962	137,352	131,371
Amortization	11,842	10,638	46,631	40,436
Depreciation	3,357	3,271	13,286	12,763
Interest	3,645	3,357	14,690	13,802
Total expenses	177,864	163,732	705,056	648,140

Income before income taxes	54,226	53,494	272,498	311,527

Income taxes	20,853	20,490	106,374	120,568

Net income	$ 33,373	$ 33,004	$166,124	$190,959
	======	=====	======	======
Net income per share:
Basic	$0.24	$0.23	$1.18	$1.36
	====	====	====	====
Diluted	$0.24	$0.23	$1.17	$1.35
	====	====	====	====
Weighted average number of shares
outstanding:
Basic	141,463	140,701	140,992	140,476
	=====	=====	=====	======
Diluted	141,939	141,355	141,558	141,257
	=====	=====	=====	=====
Dividends declared per share	$0.075	$0.07	$0.285	$0.25
	====	====	====	====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2008
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal	Internal
	Ended	Ended	Net	Net	Acquisition	Net	Net
	12/31/08	12/31/07	Change	Growth %	Revenues	Growth $	Growth %

Florida Retail	$ 41,048	$ 40,907	$ 141	0.3%	$ 4,122	$ (3,981)	(9.7)%
National Retail	72,786	61,511	11,275	18.3%	13,300	(2,025)	(3.3)%
Western Retail	24,722	21,158	3,564	16.8%	5,999	(2,435)	(11.5)%
Total Retail	138,556	123,576	14,980	12.1%	23,421	(8,441)	(6.8)%

Wholesale Brokerage	32,156	34,826	(2,670)	(7.7)%	2,088	(4,758)	(13.7)%

Professional Programs	12,020	11,467	553	4.8%	-	553	4.8%
Special Programs	33,887	31,253	2,634	8.4%	186	2,448	7.8%
Total National Programs	45,907	42,720	3,187	7.5%	186	3,001	7.0%

Services	8,305	7,977	328	4.1%	-	328	4.1%

Total Core Commissions
and Fees (1)	$224,924	$209,099	15,825	7.6%	$25,695	$ (9,870)	(4.7)%
	=====	======	====		=====	======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended December 31, 2008 and 2007
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	12/31/08	12/31/07
Total core commissions and fees(1)	$224,924	$209,099
Contingent commissions	4,930	1,945
Divested business	-	2,150

Total commission & fees	$229,854	$213,194
	======	======

(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$ 78,557	$ 38,234
Restricted cash and investments	144,750	254,404
Short-term investments	7,511	2,892
Premiums, commissions and fees receivable	244,515	240,680
Deferred income taxes	14,171	17,208
Other current assets	33,528	33,964
Total current assets	523,032	587,382

Fixed assets, net	63,520	62,327
Goodwill	1,023,372	846,433
Amortizable intangible assets, net	495,627	443,224
Other assets	14,029	21,293
Total assets	$2,119,580	$1,960,659
	=======	=======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 357,707	$ 394,034
Premium deposits and credits due customers	43,577	41,211
Accounts payable	18,872	18,760
Accrued expenses	96,325	90,599
Current portion of long-term debt	6,162	11,519
Total current liabilities	522,643	556,123

Long-term debt	253,616	227,707

Deferred income taxes, net	90,143	65,736

Other liabilities	11,437	13,635

Shareholders' equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 141,544 at 2008 and 140,673 at 2007	14,154	14,067
Additional paid-in capital	250,167	231,888
Retained earnings	977,407	851,490
Accumulated other comprehensive income	13	13

Total shareholders' equity	1,241,741	1,097,458

Total liabilities and shareholders' equity	$2,119,580	$1,960,659
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